NORTHEAST UTILITIES AND SUBSIDIARIES
1.1a  PRO FORMA CONSOLIDATED BALANCE SHEET -- ASSETS
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Current Assets:
  Cash and cash equivalents                                   $    57,028    $         0 a,c,e    $    57,028
  Investments in securitizable assets                             146,532                             146,532
  Receivables, net                                                626,435                             626,435
  Unbilled revenues                                                93,294                              93,294
  Fuel, materials and supplies, at average cost                   124,060                             124,060
  Special deposits                                                 87,982                              87,982
  Derivative assets                                               174,250                             174,250
  Prepayments and other                                           118,094                             118,094
                                                              -----------    -----------          -----------
                                                                1,427,675              0            1,427,675
                                                              -----------    -----------          -----------
Property, Plant and Equipment:
  Electric utility                                              5,305,546                           5,305,546
  Gas utility                                                     697,130                             697,130
  Competitive energy                                              877,396        560,000   e        1,437,396
  Other                                                           209,993                             209,993
                                                              -----------    ----------           -----------
                                                                7,090,065        560,000            7,650,065
    Less: Accumulated depreciation                              2,542,716         14,000   f        2,556,716
                                                              -----------    -----------          -----------
                                                                4,547,349        546,000            5,093,349
  Construction work in progress                                   323,995                             323,995
                                                              -----------    -----------          -----------
                                                                4,871,344        546,000            5,417,344
                                                              -----------    -----------          -----------
Deferred Debits and Other Assets:
  Regulatory assets                                             2,993,305                           2,993,305
  Goodwill and other purchased intangible assets, net             344,063                             344,063
  Prepaid pension                                                 344,496                             344,496
  Other                                                           438,833                             438,833
                                                              -----------    -----------          -----------
                                                                4,120,697              0            4,120,697
                                                              -----------    -----------          -----------
Total Assets                                                  $10,419,716    $   546,000          $10,965,716
                                                              ===========    ===========          ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
1.1b PRO FORMA CONSOLIDATED BALANCE SHEET -- LIABILITIES AND CAPITALIZATION AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Current Liabilities:
  Notes payable to banks                                      $    63,000    $   287,000  a       $   350,000
  Long-term debt - current portion                                 58,345                              58,345
  Accounts payable                                                652,984                             652,984
  Accrued taxes                                                    31,680        (17,935) b,d,f        13,745
  Accrued interest                                                 41,153         23,837  b,d          64,990
  Derivative liabilities                                          107,278                             107,278
  Other                                                           228,459                             228,459
                                                              -----------    -----------          -----------
                                                                1,182,899        292,902            1,475,801
                                                              -----------    -----------          -----------

Rate Reduction Bonds                                            1,816,998                           1,816,998
                                                              -----------    -----------          -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                             1,407,194          2,800   f        1,409,994
  Accumulated deferred investment tax credits                     104,562                             104,562
  Deferred contractual obligations                                334,883                             334,883
  Other                                                           777,003                             777,003
                                                              -----------    -----------          -----------
                                                                2,623,642          2,800            2,626,442
                                                              -----------    -----------          -----------
Capitalization:
  Long-Term Debt                                                2,465,483        273,000   c        2,738,483
                                                              -----------    -----------          -----------

  Preferred Stock - Nonredeemable                                 116,200                             116,200
                                                              -----------    -----------          -----------

  Common Shareholders' Equity:
    Common shares                                                 749,582                             749,582
    Capital surplus, paid in                                    1,105,241                           1,105,241
    Deferred contribution plan - employee stock
      ownership plan                                              (80,170)                            (80,170)
    Retained earnings                                             798,796        (22,702)             776,094
    Accumulated other comprehensive income                          1,789                               1,789
    Treasury stock                                               (360,744)                           (360,744)
                                                              -----------    -----------          -----------
  Common Shareholders' Equity                                   2,214,494        (22,702)           2,191,792
                                                              -----------    -----------          -----------
Total Capitalization                                            4,796,177        250,298            5,046,475
                                                              -----------    -----------          -----------
Total Liabilities and Capitalization                          $10,419,716    $   546,000          $10,965,716
                                                              ===========    ===========          ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2a  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE 12 MONTHS ENDED JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Operating Revenues                                            $ 5,935,911    $                    $ 5,935,911
                                                              -----------    -----------          -----------
Operating Expenses:
  Operation -
     Fuel, purchased and net interchange power                  3,635,655                           3,635,655
     Other                                                        776,836                             776,836
  Maintenance                                                     251,899                             251,899
  Depreciation                                                    200,001         14,000   f          214,001
  Amortization                                                    508,253                             508,253
  Taxes other than income taxes                                   223,494                             223,494
  Gain on sale of utility plant                                  (187,672)                           (187,672)
                                                              -----------    -----------          -----------
       Total operating expenses                                 5,408,466         14,000            5,422,466
                                                              -----------    -----------          -----------
Operating Income/(Loss)                                           527,445        (14,000)             513,445

Interest Expense:
  Interest on long-term debt                                      240,683         17,882   d          258,565
  Other interest                                                   17,004          5,955   b           22,959
                                                              -----------    -----------          -----------
       Interest expense, net                                      257,687         23,837              281,524
                                                              -----------    -----------          -----------
Other Income, Net                                                  57,501                              57,501
                                                              -----------    -----------          -----------
Income Before Income Tax Expense/(Benefit)                        327,259        (37,837)             289,422
Income Tax Expense/(Benefit)                                      130,017        (15,135) b,d,f       114,882
                                                              -----------    -----------          -----------
Income Before Preferred Dividends of Subsidiaries                 197,242        (22,702)             174,540
Preferred Dividends of Subsidiaries                                 5,559                               5,559
                                                              -----------    -----------          -----------
Net Income/(Loss)                                             $   191,683    $   (22,702)         $   168,981
                                                              ===========    ===========          ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2b  PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Balance at beginning of period                                $   678,593    $                    $   678,593

Net income/(loss)                                                 191,683        (22,702)             168,981

Cash dividends on common stock                                    (71,480)                            (71,480)
                                                              -----------    -----------         ------------
Balance at end of period                                      $   798,796        (22,702)        $    776,094
                                                              ===========    ===========         ============


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2c  PRO FORMA CONSOLIDATED CAPITALIZATION
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Long-term debt*                                               $ 2,465,483    $   273,000          $ 2,738,483

Preferred stock - nonredeemable                                   116,200                             116,200

Common shareholders' equity                                     2,214,494        (22,702)           2,191,792
                                                              -----------    -----------          -----------
        Total Capitalization                                  $ 4,796,177    $   250,298          $ 5,046,475
                                                              ===========    ===========          ===========

*Does not include current portion


NORTHEAST UTILITIES AND SUBSIDIARIES
1.2d  PRO FORMA ADJUSTMENTS TO CONSOLIDATED FINANCIAL STATEMENTS
(Thousands of Dollars)

                                       Debit       Credit
a) Cash and cash equivalents           287,000
     Notes payable to banks                        287,000

   To record issuance of short-term debt to finance additional EWG investments.


b) Other interest                        5,955
   Accrued taxes                         2,382
     Accrued interest                                5,955
     Income tax expense/(benefit)                    2,382

   To record interest expense associated with short-term debt issued and related tax effect.

c) Cash and cash equivalents           273,000
     Long-term debt                                273,000

   To record issuance of long-term debt to finance additional EWG investments.


d) Interest on long-term debt           17,882
   Accrued taxes                         7,153
     Accrued interest                               17,882
     Income tax expense/(benefit)                    7,153

   To record interest expense associated with long-term debt issued and related tax effect.


e) Property, plant and equipment -
     competitive energy                560,000
       Cash and cash equivalents                   560,000

   To record additional EWG investment.


f) Depreciation expense                 14,000
   Accrued taxes                         8,400
   Income tax expense/(benefit) -
     deferred                            2,800
       Accumulated depreciation                     14,000
       Income tax expense/(benefit) -
         current                                     8,400
       Accumulated deferred income taxes             2,800

   To record depreciation expense associated with additional EWG investment and related tax effects.